EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the "Agreement") dated as of December 13, 2002 ("Agreement Date") by and between Financial Industries Corporation, a Texas company ("Company"), and Theodore A. Fleron ("Executive"), a resident of Texas. Executive is currently serving as Vice President, General Counsel and Secretary of the Company. The parties desire to enter into this Agreement, which is intended to more fully embody the agreement among the parties as to Executive's employment. In consideration of the mutual agreements contained herein, the Company and Executive agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

The terms set forth below have the following meanings (such meanings to be applicable to both the singular and plural forms, except where otherwise expressly indicated):

1.1 "Accrued Annual Bonus" means the amount of any Annual Bonus earned but not yet paid with respect to any Fiscal Year ended prior to the Date of Termination.

1.2 "Accrued Base Salary" means the amount of Executive's Base Salary which is accrued but not yet paid as of the Date of Termination.

1.3 "Affiliate" means any Person that directly or indirectly controls, is controlled by, is under common control with, a Company. For the purposes of this definition, the term "control" when used with respect to any Person means (a) the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, or (b) for purposes of Section 1.11 and
Article VII, the power substantially to influence the direction of strategic management policies of such Person, and provided a Company has a direct or indirect commercial relationship with such Person, all as determined by the Compensation Committee of the Board or its successor.

1.4 "Agreement" -- as defined in the introductory paragraph of this Agreement.

1.5 "Agreement Date" -- as defined in the introductory paragraph of this Agreement.

1.6 "Anniversary Date" means any annual anniversary of the Agreement Date.

1.7 "Annual Bonus" -- as described in Section 4.2.

1.8 "Base Salary" -- as described in Section 4.1.


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1.9 "Beneficiary" -- as defined in Section 8.36.

1.10 "Board" means the Board of Directors of Company unless the context indicates otherwise.

1.11 "Cause" means any of the following:

     (a) Executive's conviction of, plea of guilty to, or plea of nolo contendere to a felony or misdemeanor (other than a traffic-related felony or misdemeanor) that involves fraud, dishonesty or moral turpitude,

     (b) any willful action by Executive resulting in criminal, civil or internal Company conviction, sanction or judgment under Federal or State workplace harassment or discrimination laws or internal Company workplace harassment, discrimination or other workplace policy under which such action could be and could reasonably be expected to be grounds for immediate termination of a member of Senior Management (other than mere failure to meet performance goals, objectives, or measures),

     (c)  Executive's willful and intentional material breach of this Agreement,

     (d) Executive's habitual neglect of duties, (other than resulting from Executive's incapacity due to physical or mental illness) which results in substantial financial detriment to the Company or any Affiliate,

     (e) Executive's personally engaging in such conduct as results or is likely to result in (i) substantial damage to the reputation of the Company or any Affiliate, as a respectable business, and (ii) substantial financial detriment (whether immediately or over time) to the Company or any Affiliate,

     (f) Executive's willful and intentional material misconduct in the performance or gross negligence of his duties under this Agreement that results in substantial financial detriment to the Company or any Affiliate,

     (g) Executive's intentional failure (including a failure caused by gross negligence) to cause the Company or any Affiliate to comply with applicable law and regulations material to the business of the Company which results in substantial financial detriment to the Company or any Affiliate, or


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     (h)  Executive's  willful or intentional  failure to comply in all material respects with a specific written direction of the Chief Executive Officer of the Company that is consistent with normal business practice and not inconsistent with this Agreement and Executive's responsibilities hereunder.

For purposes of clauses (c), (d), (e), (f) and (g) of the preceding sentence, Cause shall not mean the mere existence or occurrence of any one or more of the following, and for purposes of clause (h) of the preceding sentence, Cause shall not mean the mere existence or occurrence of item (iv) below:

               (i)  bad judgment,

               (ii) negligence,  other  than  Executive's  habitual  neglect  of duties or gross negligence;

               (iii)any act or omission  that  Executive  believed in good faith to have been in the interest of the Company (without intent of Executive to gain therefrom, directly or indirectly, a profit to which he was not legally entitled), or

               (iv) failure to meet performance goals, objectives or measures;

provided, that for purposes of clauses (c), (d), (e), (f), (g) and (h), any act or omission that is curable shall not constitute Cause unless the Company gives Executive written notice of such act or omission that specifically refers to this Section and, within 10 days after such notice is received by Executive, Executive fails to cure such act or omission.

1.12 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

1.13 "Company" - as defined in the introductory paragraph to this Agreement.

1.14 "Competitive Business" means as of any date any corporation or other Person (and any branch, office or operation thereof) that engages in, or proposes to engage in:

     (a) the underwriting, reinsurance, marketing or sale of (i) any form of insurance of any kind that any of the Companies as of such date does, or has under active consideration a proposal to, underwrite, reinsure, market or sell (any such form of insurance, a "Company Insurance Product") or (ii) any other form of insurance that is marketed or sold in competition with any Company Insurance Product, or


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     (b)  any  other  business  that as of such  date is a direct  and  material competitor of a Company and its Affiliates to the extent that prior to the Date of Termination any of the Companies or its Affiliates engaged at any time within 12 months in or had under active consideration a proposal to engage in such competitive business;

and that is located anywhere in the United States where such Company or its Affiliates is then engaged in, or has under active consideration a proposal to engage in, any of such activities.

1.15 "Current CEO" means Eugene E. Payne, the Chairman, President and Chief Executive Officer of the Company as of the Agreement Date.

1.16 "Date of Termination" means the date of the receipt of the Notice of Termination by Executive (if such Notice is given by or on behalf of Company) or by Company (if such Notice is given by Executive), or any later date, not more than 15 days after the giving of such Notice, specified in such notice, as of which Executive's employment with the Companies shall be terminated; provided, however, that:

          (i) if Executive's employment is terminated by reason of death, the Date of Termination shall be the date of Executive's death; and

          (ii) if Executive's employment is terminated by reason of Disability, the Date of Termination shall be the 30th day after Executive's receipt of the physician's certification of Disability, unless, before such date, Executive shall have resumed the full-time performance of Executive's duties; and

          (iii)if Executive terminates his employment without Good Reason, the Date of Termination shall be the 30th day after the giving of such Notice; and

          (iv) if no Notice of Termination is given, the Date of Termination shall be the last date on which Executive is employed by the Company

1.17 "Disability" means a mental or physical condition which renders Executive unable or incompetent to carry out the material job responsibilities which such Executive held or the material duties to which Executive was assigned at the time the disability was incurred, which has existed for at least six months.


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1.18 "Employment Period" -- as defined in Section 3.1.

1.19 "Executive" -- as defined in the introductory paragraph of this Agreement.

1.20 "Fiscal Year" means the calendar year, which is the period used in connection with the preparation of the consolidated financial statements of Company.

1.21 "Good Reason" means the occurrence of any one of the following events unless Executive specifically agrees in writing that such event shall not be Good Reason:

          (a) any material breach of the Agreement by the Company, including any of the following, each of which shall be deemed material:

               (i) any adverse change in the title, status, responsibilities, authorities or perquisites of Executive which is initiated by any person other than the Current CEO;

               (ii) causing or  requiring  Executive  to report to anyone  other than the Chief Executive Officer of the Company;

               (iii)assignment  to Executive of duties  materially  inconsistent with his position and duties described in this Agreement, including status, offices, or responsibilities as contemplated under Section 2.1or any other action by the Company or any of the Life Company Subsidiaries which results in an adverse change in such position, status, offices, titles or responsibilities;

               (iv) any reduction or failure to pay  Executive's  Base Salary in violation of Section 4.1 or his Annual Bonus in violation of
                    Section 4.2;


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               (v)  any  reduction in bonus or incentive  opportunity;  provided that no such reduction shall be deemed to occur merely because the Company revises or modifies the structure of or performance factors taken into account (or the degree to which any such performance factors are taken into account) under any bonus or incentive plan or arrangement; provided further that the Executive shall not be treated less favorably than the other members of Senior Management;

provided, that no act or omission described in clauses (i) through (v) of this Section shall constitute Good Reason unless Executive gives Company written notice of such act or omission and the Company fails to cure such act or omission within 30-days after delivery of such notice (except that Executive shall not be required to provide such notice in case of intentional acts or omissions by a Company or more than once in cases of repeated acts or omissions); or

     (b) relocation of the Company's executive offices or Executive's own office location to a location that is outside the Austin, Texas metropolitan area;

In the event of an occurrence or omission constituting Good Reason, Executive shall not be entitled to terminate his employment for Good Reason unless within 3 months after Executive first obtains actual knowledge of such an event constituting Good Reason, he notifies Company of the events constituting such Good Reason and of his intention to terminate employment for Good Reason by a Notice of Termination.

1.22 "including" means including without limitation.

1.23 "Life Company Subsidiaries" means Investors Life Insurance Company of North America and Family Life Insurance Company, which companies are indirect, wholly owned subsidiaries of the Company as of the date of this Agreement. The term also includes any life insurance company which becomes an Affiliate of the Company on or after the date of this Agreement.

1.24 "Notice of Termination" means a written notice of termination of Executive's employment given in accordance with Section 6.1 by Company on behalf of the Companies, or by Executive, as the case may be, which sets forth (a) the specific termination provision in this Agreement relied upon by the party giving such notice, (b) in reasonable detail the specific facts and circumstances claimed to provide a basis for such Termination of Employment, and (c) if the Date of Termination is other than the date of receipt of such Notice of Termination, the Date of Termination.


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1.25 "Person" means any  individual,  sole  proprietorship,  partnership,  joint
venture,   limited  liability  company,  trust,   unincorporated   organization,
corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

1.26 "Prorata Annual Bonus" means the product of (i) the Target Annual Bonus (provided that no effect shall be given to any reduction in such Target Annual Bonus that would qualify as Good Reason if Executive were to terminate his employment on account thereof) multiplied by (ii) a fraction of which the numerator is the number of days which have elapsed in such Fiscal Year through the Date of Termination and the denominator of which is 365.

1.27 "Retirement" means any Termination of Employment after Executive reaches age 65, other than for Cause and other than for Good Reason.

1.28 "Senior Management" means Vice Presidents and the General Counsel of the Company.

1.29 "Target Annual Bonus" -- as described in 4.2.

1.30 "Target Annual Goals" - as described in Section 4.2.

1.31 "Taxes" means the incremental federal, state, and local income taxes payable by Executive with respect to any applicable item of income.

1.32 "Termination For Good Reason" means a Termination of Employment by Executive for a Good Reason.

1.33 "Termination of Employment" means a termination by the Company or Executive of Executive's employment with the Company and its Affiliates.

1.34 "Termination Without Cause" means a Termination of Employment by the Company for any reason other than Cause or Executive's death or Disability.


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                                    ARTICLE II.

                                     DUTIES

2.1 Duties. Company shall employ Executive during the Employment Period as one of the Vice Presidents of the Company reporting directly to the CEO. Unless Executive is assigned by the Current CEO to other duties of similar importance, the Company shall employ Executive as the General Counsel, and Executive shall have the authority, duties, and responsibilities as are commensurate and consistent with such position and title, and as provided in, Company's by-laws. During the Employment Period, Executive shall follow the lawful directives of the CEO which are consistent with stated Board policy. During the Employment Period, Executive shall perform the duties assigned to him, and shall devote his full business time, attention and effort, excluding any periods of disability, vacation, or sick leave to which Executive is entitled, to the affairs of the Company and shall use his best efforts to promote the interests of the Company. The Executive shall not engage in any other business or commercial activity for profit, including service on the board of directors of any corporation other than the Company, without the prior written consent of the CEO. The preceding sentence is not intended to prevent Executive from acting as a passive investor in any business which does not involve the personal efforts of Executive. The Executive acknowledges that his business time is not limited to a fixed number of hours per week.


                                  ARTICLE III.

                                EMPLOYMENT PERIOD

3.1 Employment Period. Subject to the termination provisions hereinafter provided, the term of Executive's employment under this Agreement (the "Employment Period") shall begin on the Agreement Date and end on the Anniversary Date which is three years after such date or, if later, such later date to which the Employment Period is extended pursuant to the following sentence. On the third anniversary of the Agreement Date, and each Anniversary Date thereafter, the Employment Period shall be automatically extended for an additional one-year term until, at any time at least 90 days prior to the third Anniversary Date of the initial term, or at least 90 days prior to the end of each one-year extension of this Agreement, Company delivers written notice (an "Expiration Notice") to Executive or Executive delivers an Expiration Notice to Company, in either case, to the effect that the Agreement shall not be renewed for an additional one-year term (the "Expiration Date"). The employment of Executive by Company shall not be terminated other than in accordance with
Article VI.


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                                   ARTICLE IV.

                                  COMPENSATION

4.1 Salary. Executive shall be paid in accordance with normal payroll practices (but not less frequently than monthly) an annual salary at a rate of $190,000.00 per year ("Base Salary"). During the Employment Period, the Base Salary shall be reviewed periodically and may be increased from time to time as shall be determined by the Chief Executive Officer and subsequently ratified by the Board. After any such increase, the term "Base Salary" shall thereafter refer to the increased amount. Any increase in Base Salary shall not limit or reduce any other obligation of the Company to Executive under this Agreement. Base Salary shall not be reduced at any time without the express written consent of Executive.

4.2 Annual Bonus.

     (a) Executive shall be paid an annual bonus ("Annual Bonus") in accordance with the terms hereof for each Fiscal Year which begins or ends during the Employment Period. Executive shall be eligible for an Annual Bonus based upon target performance goals (the "Target Annual Goals"), as determined by the Chief Executive Officer on an annual basis, after consultation with Executive and in accordance with normal Company administrative practices for Senior Management, which provides for a payment opportunity of at least the highest target level generally available to Senior Management under any Company annual bonus plan ("Target Annual Bonus") upon the Executive's achievement of the Target Annual Goals. Each such Annual Bonus is intended to comply with the provisions of section 162(m) of the Code.

    (b) The entire Annual Bonus that is payable to Executive with respect to the Fiscal Year shall be paid in cash as soon as practicable after the Chief Executive Officer has determined whether and the degree to which Target Annual Goals have been achieved following the close of such Fiscal Year.

     (c) The overall plan for the Company's Target Annual Goals for Senior Management is determined by the Chief Executive Officer.


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4.3 Savings and  Retirement  Plans.  Executive  shall be eligible to participate during the Employment Period in any Company's savings and retirement plans, practices, policies and programs, in accordance with the terms thereof, at the highest available level, if any, applicable from time to time to members of Senior Management, including any supplemental executive retirement plan.


                                   ARTICLE V.

                                 OTHER BENEFITS

5.1 Welfare Benefits. During the Employment Period, Executive and his family shall be eligible to participate in at the highest level, and shall receive all benefits under, any Company's welfare benefit plans, practices, policies and programs provided or made generally available by the Company to Senior Management (including medical, dental, disability, salary continuance, employee life, group life, dependent life, accidental death and travel accident insurance plans and programs), in accordance with their terms as in effect from time to time.

5.2 Fringe Benefits. During the Employment Period, Executive shall be entitled to fringe benefits generally applicable to Senior Management in accordance with their terms as in effect from time to time.

5.3 Vacation. During the Employment Period, Executive shall be entitled to paid vacation time under the plans, practices, policies, and programs generally applicable to members of Senior Management in accordance with their terms as in effect from time to time.

5.4 Expenses. Executive shall be promptly reimbursed for all actual and reasonable employment-related business expenses he incurs during the Employment Period in accordance with any Company's practices, policies, and procedures generally applicable to members of Senior Management in accordance with their terms as in effect from time to time, including the timely submission of required receipts and accountings. Notwithstanding the foregoing, no expense shall be reimbursed more than once.


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                                   ARTICLE VI.

                              TERMINATION BENEFITS

6.1 Termination for Cause or Other than for Good Reason, etc.

     (a) If Company terminates Executive's employment with the Companies for Cause or Executive terminates his employment other than for Good Reason, death or Disability, the Executive shall be entitled to receive immediately after the Date of Termination a lump sum amount equal to the sum of Executive's Accrued Base Salary and Accrued Annual Bonus, and Executive shall not be entitled to receive any severance or other payment, other than compensation and benefits which relate to or derive from Executive's employment with the Company on or prior to the Date of Termination and which are otherwise payable in case of termination for Cause or other than for Good Reason, death or Disability, as applicable.

     (b) Executive's employment may be terminated for Cause only if (i) Company provides Executive (before the Date of Termination) with at least twenty days advance written notice and specifies in detail in writing the basis of a claim of Cause and provides Executive, with or without counsel, at Executive's election, an opportunity to be heard and present arguments and evidence on Executive's behalf , (ii) the Chief Executive Officer of the Company determines that the acts or omissions constitute Cause which Executive failed to cure after being given an opportunity to cure if required by Section 1.11, and to the effect that Executive's employment should be terminated for Cause and (iii) Company thereafter provides Executive a Notice of Termination which specifies in detail the basis of such Termination of Employment for Cause.

6.2 Termination for Death or Disability. If, before the end of the Employment Period, Executive's employment terminates due to his death or Disability, Executive or his Beneficiaries, as the case may be, shall be entitled to receive immediately after the Date of Termination, a lump sum amount which is equal to the sum of Executive's Accrued Base Salary, Accrued Annual Bonus, and Prorata Annual Bonus.


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6.3 Termination  Without Cause or for Good Reason. In the event of a Termination
Without Cause or a Termination for Good Reason (in either case occurring during the Employment Period), Executive shall be entitled to receive the following:

     (a) promptly after the Date of Termination, (but in no event later than ten business days after the Date of Termination) a lump sum amount equal to the sum of Executive's Accrued Base Salary, Accrued Annual Bonus and Prorata Annual Bonus;

     (b) promptly after the Date of Termination, (but in no event later than ten business days after the Date of Termination), a lump sum amount equal to the product of (i) the sum of Base Salary plus Target Annual Bonus for the Fiscal Year during which the Date of Termination occurs (provided that no effect shall be given to any reduction in Target Annual Bonus that would qualify as Good Reason if Executive were to terminate his employment on account thereof), and multiplied by (ii) two;

     (c) the benefits specified in Section 5.1 and Section 5.2 to which Executive is entitled as of the Date of Termination, for the greater of (i) the number of months remaining in the initial three-year term of this Agreement or (ii) twenty-four months following his Date of Termination, subject to the terms of applicable plans, programs or policies; provided that the Executive shall pay the same amount for such benefits as covered members of Senior Management who are actively employed would pay; provided further that any coverage required to be offered by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, shall begin after such benefits otherwise cease hereunder;

Notwithstanding  anything  herein to the  contrary,  the  benefits  provided  in
Section 6.3 shall be provided only upon Executive's execution of a release and waiver as described in Section 6.5.


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6.4  Other  Rights.  This  Agreement  shall  not  prevent  or limit  Executive's continuing or future participation in any benefit, bonus, incentive or other plan, program or policy provided by the Company and for which Executive may qualify, and shall not impair the Company's rights to amend or terminate any benefit, bonus, incentive or other plan program or policy; provided however that no such amendment or termination shall treat Executive less favorably than other Senior Management and Executive's benefits, bonus and incentives in the aggregate shall not be reduced. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan, program or policy and any other payment or benefit required by law at or after the Date of Termination shall be payable in accordance with such plan, program or policy or applicable law except as expressly modified by this Agreement.

6.5 Waiver and Release. Notwithstanding anything herein to the contrary, upon any Termination of Employment (other than due to death)

     (a) the Executive shall execute a release and waiver in form mutually agreed by Executive and the Company (which agreement neither party shall unreasonably withhold) which releases, waives, and forever discharges the Company, its Affiliates, and their respective subsidiaries, affiliates, employees, officers, shareholders, members, partners, directors, agents, attorneys, predecessors, successors and assigns, from and against any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages and obligations of every kind and nature in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, including but not limited to any and all such claims and demands directly or indirectly arising out of or in any way connected with the Executive's employment with and services as a director of the Company and its Affiliates; claims or demands related to compensation or other amounts under any compensatory arrangement, stock, stock options, or any other ownership interests in the Company or any Affiliate, vacation pay, fringe benefits, expense reimbursements, severance benefits, or any other form of compensation or equity; claims pursuant to any federal, state, local law, statute of cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended; the federal Americans with Disabilities Act of 1990; tort law, contract law; wrongful discharge, discrimination; defamation; harassment; or emotional distress; provided that Executive's waiver and release shall not relieve the Companies from any of the following obligations, to the extent they are to be performed after the date of the release and waiver: (i) payment of amounts due under Sections 6.1, 6.2 or 6.3, as applicable, (ii) any obligations under the. second sentence of Section 6.4, and (iii) payment of any gross-up amount due under Article VIII; and provided further that (x) neither party shall release the other from his or its obligations under Article IX of this agreement, to the extent such obligations are to be performed after the Date of Termination, and (y) Executive shall not be precluded from defending against Cause Claims (as defined in Section 6.5(b)); and

     (b) the Company shall execute a release and waiver in form mutually agreed by Executive and the Company (which agreement neither party shall unreasonably withhold) which releases, waives, and forever discharges the Executive and his executors, administrators, successors and assigns, from and against any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages and obligations of every kind and nature in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, including but not limited to any and all such claims and demands directly or indirectly arising out of or in any way connected with the Executive's employment with or service as a director of the Company and its Affiliates, but excluding any such claims liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages or obligations arising out of or in any way connected with events, acts or conduct giving rise to or in any way connected with Executive's Termination of Employment for Cause ("Cause Claims"), provided, however, that (i) neither party shall release the other from his or its obligations under Article IX of this agreement, to the extent such obligations are to be performed after the Date of Termination, and (ii) Executive shall not be precluded from defending against Cause Claims.

     (c) Executive hereby agrees that the execution of this Agreement is adequate consideration for the execution of such a release, and hereby acknowledges that the Company would not have executed this Agreement had Executive not agreed to execute such a release.

                                  ARTICLE VII.

                              RESTRICTIVE COVENANTS

7.1 Non-Competition. Executive shall not at any time during the period beginning on the Agreement Date and ending on the second anniversary of the Date of Termination (whether or not during the Term), directly or indirectly, in any capacity:

     (a) engage or participate in, become employed by, serve as a director of, or render advisory or consulting or other services in connection with, any Competitive Business; provided, however, that after the Date of Termination this Section 7.1(a) shall not preclude Executive from being an employee of, or consultant to, any business unit of a Competitive Business if (i) such business unit does not qualify as a Competitive Business in its own right and (ii) Executive does not have any direct or indirect involvement in, or responsibility for, any operations of such Competitive Business that cause it to qualify as a Competitive Business; or

     (b) make or retain any financial investment, whether in the form of equity or debt, or own any interest, in any Competitive Business; provided, however, that nothing in this subsection shall restrict Executive from making an investment in any Competitive Business if such investment
          (i) represents no more than 1% of the aggregate market value of the outstanding capital stock or debt (as applicable) of such Competitive Business, (ii) does not give Executive any right or ability, directly or indirectly, to control or influence the policy decisions or management of such Competitive Business, and (iii) does not create a conflict of interest between Executive's duties under this Agreement and his interest in such investment.

7.2 Non-Solicitation. Executive shall not at any time during the period beginning on the Agreement Date and ending on the second anniversary of the Date of Termination (whether or not during the Term), directly or indirectly:

     (a) other than in connection with the good-faith performance of his duties as an officer of any of the Companies, encourage any employee or agent of the Company or any Affiliate to terminate his relationship with the Company or any Affiliate;

     (b) solicit the employment of or the engagement as a consultant or advisor of, any employee or agent of the Company or any Affiliate (other than by the Company or an Affiliate), or cause or encourage any Person to do any of the foregoing;

     (c) establish (or take preliminary steps to establish) a business with, or encourage others to establish (or take preliminary steps to establish) a business with, any employee or agent of the Company or any Affiliate; or

     (d) interfere with the relationship of any of the Companies with, or endeavor to entice away from any of the Companies, any Person who or which at any time during the period commencing one year prior to the Agreement Date was or is a material client or material supplier of, or maintained a material business relationship with, the Company or an Affiliate.

7.3 Confidentiality. The Executive acknowledges that in the course of performing services for the Companies and Affiliates, he may create, develop, learn of, receive or contribute non-public information, ideas, processes, methods, designs, devices, inventions, data, models and other information relating to the Companies and their Affiliates or their products, services, businesses, operations, employees or customers, whether in tangible or intangible form, and that the Company or its Affiliates desire to protect and keep secret and confidential, including trade secrets and information from third parties that the Companies or their Affiliates are obligated to keep confidential
("Confidential Information"). Confidential Information shall not include: (i) information that is or becomes generally known through no fault of Executive;
(ii) information received from a third party outside of the Company that was disclosed without a breach of any confidentiality obligation; or (iii) information approved for release by written authorization of the Company. The Executive recognizes that all such Confidential Information is the sole and exclusive property of the Company and its Affiliates, and that disclosure of

Confidential Information would cause damage to the Companies and their Affiliates. The Executive agrees that, except as required by the duties of his employment with any of the Companies or any of their and/or its Affiliates and except in connection with enforcing the Executive's rights under this Agreement or if compelled by a court or governmental agency, in each case provided that prior written notice is given to Company, he will not, without the consent of Company, willfully disseminate or otherwise disclose, directly or indirectly, any Confidential Information obtained during his employment with the Company or its Affiliates, and will take all necessary precautions to prevent disclosure, to any unauthorized individual or entity inside or outside the Company, and will not use the Confidential Information or permit its use for the benefit of Executive or any other person or entity other than the Company or the Affiliates. These obligations shall continue during and after the termination of Executive's employment (whether or not during the Employment Period).

7.4 Reasonableness of Restrictive Covenants.

     (a)  Executive  acknowledges that the covenants  contained in Sections 7.1,
          7.2 and7.3 are reasonable in the scope of the activities restricted, the geographic area covered by the restrictions, and the duration of the restrictions, and that such covenants are reasonably necessary to protect the Company's relationships with its employees, clients and suppliers. Executive further acknowledges such covenants are essential elements of this Agreement and that, but for such covenants, the Company would not have entered into this Agreement.

     (b) The Company and Executive have each consulted with their respective legal counsel and have been advised concerning the reasonableness and propriety of such covenants. Executive acknowledges that his observance of the covenants contained in Sections 7.1, 7.2 and 7.3 will not deprive him of the ability to earn a livelihood or to support his dependents.

7.5 Right to Injunction; Survival of Undertakings.

     (a) In recognition of the necessity of the limited restrictions imposed by Sections 7.1, 7.2 and 7.3, the parties agree that it would be impossible to measure solely in money the damages that any of the Companies would suffer if Executive were to breach any of his obligations under such Sections. Executive acknowledges that any breach of any provision of such Sections would irreparably injure the Company. Accordingly, Executive agrees that the Company shall be entitled, in addition to any other remedies to which Company may be entitled under this Agreement or otherwise, to an injunction to be issued by a court of competent jurisdiction, to restrain any actual breach, or threatened breach, of such provisions, and Executive hereby waives any right to assert any defense that any of the Company has to adequate remedy at law for any such breach.

     (b)  If a court  determines  that  any of the  covenants  included  in this
          Article VII are unenforceable in whole or in part because of such covenant's duration or geographical or other scope, such court may modify the duration or scope of such provision, as the case may be, so as to cause such covenant as so modified to be enforceable.

     (c)  All  of  the   provisions  of  this  Article  VII  shall  survive  any
          Termination of Employment without regard to (i) the reasons for such termination or (ii) the expiration of the Employment Period.

     (d) Company shall have any further obligation to pay or provide severance or benefits under Section 6.3 if a court determines that the Executive has breached any covenant in this Article VII.


                                  ARTICLE VIII.

                                  MISCELLANEOUS

8.1 Approvals. The Company represents and warrants to Executive it has taken all corporate action necessary to authorize this Agreement.

8.2 No Mitigation. In no event shall Executive be obligated to seek other employment or take any other action to mitigate the amounts payable to Executive under any of the provisions of this Agreement, nor shall the amount of any payment hereunder be reduced by any compensation earned as a result of Executive's employment by another employer, except that any continued welfare benefits provided for by Section 6.3(d) shall not duplicate any benefits that are provided to Executive and his family by such other employer and shall be secondary to any coverage provided by such other employer.

The Company's obligation to make the payments provided for in this Agreement and otherwise perform the obligations hereunder shall not (unless Executive is terminated for Cause) be affected by any circumstances, including set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive.

8.3 Beneficiary. If Executive dies prior to receiving all of the amounts payable to him in accordance with the terms and conditions of this Agreement, such amounts shall be paid to the beneficiary ("Beneficiary") designated by Executive in writing to the Company during his lifetime, or if no such Beneficiary is designated, to Executive's estate. Such payments shall be made in a lump sum to the extent so payable and, to the extent not payable in a lump sum, in accordance with the terms of this Agreement. Such payments shall not be less than the amount payable to Executive as if Executive had lived to the date of payment and were the payee. Executive, without the consent of any prior Beneficiary, may change his designation of Beneficiary or Beneficiaries at any time or from time to time by submitting to the Company a new designation in writing.

8.4 Assignment; Successors. This Agreement is personal to Executive and he may not assign his duties or obligations under it. Company may not assign its respective rights and obligations under this Agreement without the prior written consent of Executive, except to a successor to the Company's business which expressly assumes the Company's obligations hereunder in writing. This Agreement shall be binding upon and inure to the benefit of Executive, his estate and Beneficiaries, the Company and its successors and permitted assigns. Company shall require any successor to all or substantially all of the business and/or assets of such Company, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as such Company would be required to perform if no such succession had taken place.

8.5 Non-alienation. Except as is otherwise expressly provided herein, benefits payable under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, prior to actually being received by Executive, and any such attempt to dispose of any right to benefits payable hereunder shall be void.

8.6 Severability. If all or any part of this Agreement is declared to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Agreement not declared to be unlawful or invalid. Any provision so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such provision to the fullest extent possible while remaining lawful and valid.

8.6 Amendment; Waiver. This Agreement shall not be amended or modified except by written instrument executed by Company and Executive. A waiver of any term, covenant or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant or condition, and any waiver of any default in any such term, covenant or condition shall not be deemed a waiver of any later default thereof or of any other term, covenant or condition.

8.7 Arbitration, Any dispute, controversy or claim arising out of or in connection with or relating to this Agreement or any breach or alleged breach thereof shall be submitted to and settled by binding arbitration in Austin, Texas, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (or at any other place or under any other form of arbitration mutually acceptable to the parties so involved). Any dispute, controversy or claim submitted for resolution shall be submitted to three (3) arbitrators, each of whom is a nationally recognized executive compensation specialist. The Company shall select one arbitrator, the Executive shall select one arbitrator and the third arbitrator shall be selected by the first two arbitrators. Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in the highest court of a forum, state or federal, having jurisdiction. The expenses of the arbitration shall be borne equally by the parties, except that in the discretion of the arbitrators any award may include the fees and costs of a party's attorneys if the arbitrator expressly determines that the party against whom such award is entered has caused the dispute, controversy or claim to be submitted to arbitration in bad faith or as a dilatory tactic. No arbitration shall be commenced after the date when institution of legal or equitable proceedings based upon such subject matter would be barred by the applicable statute of limitations. Notwithstanding anything to the contrary contained in this Section 8.7 or elsewhere in this Agreement, either party may bring an action in the Travis County, Texas District Court, in order to maintain the status quo ante of the parties. The "status quo ante" is defined as the last peaceable, uncontested status between the parties. However, neither the party bringing the action nor the party defending the action thereby waives its right to arbitration of any dispute, controversy or claim arising out of or in connection or relating to this Agreement. Notwithstanding anything to the contrary contained in this Section 8.7 or elsewhere in this Agreement, either party may seek relief in the form of specific performance, injunctive or other equitable relief in order to enforce the decision of the arbitrator. The parties agree that in any arbitration commenced pursuant to this Agreement, the parties shall be entitled to such discovery (including depositions, requests for the production of documents and interrogatories) as would be available in a federal district court pursuant to Rules 26 through 37 of the Federal Rules of Civil Procedure. In the event that either party fails to comply with its discovery obligations hereunder, the arbitrator(s) shall have full power and authority to compel disclosure or impose sanctions to the full extent of Rule 37, Federal Rules of Civil Procedure.

8.8 Notices. All notices hereunder shall be in writing and delivered by hand, by nationally-recognized delivery service that guarantees overnight delivery, or by first-class, registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to Company, to: Financial Industries Corporation
                             6500 River Place Blvd.,  Building  One
                             Austin,  Texas 78730
                             Attention:  Eugene E. Payne,
                              Chairman,  President and Chief Executive Officer
                             Facsimile No.: (512) 404-5051

          If to Executive, to: At his most recent home address or facsimile number on file with the Company)

Either party may from time to time designate a new address by notice given in accordance with this Section. Notice shall be effective when actually received by the addressee.

8.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

8.10 Captions. The captions of this Agreement are not a part of the provisions hereof and shall have no force or effect.

8.11 Entire Agreement. This Agreement forms the entire agreement between the parties hereto with respect to the subject matter contained in the Agreement and shall supersede all prior agreements, promises and representations regarding employment, compensation, severance or other payments contingent upon termination of employment, whether in writing or otherwise.

8.12 Applicable Law, This Agreement shall be interpreted and construed in accordance with the laws of the State of Texas, without regard to its choice of law principles.

8.13 Survival of Executive's Rights. All of Executive's rights hereunder, including his rights to compensation and benefits, and his obligations under
Article VIII hereof, shall survive the termination of Executive's employment or the termination of this Agreement.

8.14 Joint and Several Liability. The obligations of the Company to Executive under this Agreement shall be joint and several.


IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


Financial Industries Corporation


By:  /s/ Eugene E. Payne
   ___________________________________
   Title:  Chairman, President and CEO





     /s/ Theodore A. Fleron
   ___________________________________